Exhibit 10.1

                                                                First Class Mail


                                         May 4, 1999


Mr. W. James Tozer, Jr.
Vectra Management Group
65 East 55th Street
New York, New York 10022-3219

Re:  Acquisition of Securities of Epigen, Inc. ("Epigen")
     ----------------------------------------------------

Dear Jim:

The purpose of this letter is to set forth our mutual understanding regarding the scope of your investment in Epigen in light of your recent contribution of $250,000 to the capital of Epigen.

Pursuant to our agreement, upon the execution by Epigen of a license agreement with a major pharmaceutical firm ("Licensor"), Epigen shall issue to you for no further consideration that number of its shares of its Common Stock, $.001 par value per share ("Common Stock"), which when added to the shares of Common Stock currently held by you on September 1, 1998 either of record or beneficially and which may be acquired by you pursuant to outstanding derivative securities held by you on September 1, 1998 either of record or beneficially, shall equal ten percent (10%) of the issued and outstanding shares of Common Stock, on a fully diluted basis, immediately prior to the execution of such license agreement.

Further, in the event such license agreement or another document executed in connection therewith calls for the purchase by the Licensor or an affiliate thereof of equity capital in Epigen and such investment shall be for amount which shall be equal to or less than $200,000 for 1% of the then issued and outstanding capital stock of Epigen, Epigen shall issue to you for no further consideration that number of its shares of Common Stock on a fully diluted basis which when added to the shares of Common Stock a) held by you on September 1, 1998 either of record or beneficially, b) received pursuant to the previous paragraph and, c) which may be


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To:  W. James Tozer, Jr.                -2-                          May 4, 1999


acquired by you pursuant to outstanding derivative securities held by you on September 1, 1998 either of record or beneficially, shall result in your ownership of Common Stock equaling ten percent (10%) of the issued and outstanding shares of Common Stock, on a fully diluted basis, immediately after the execution of such license agreement in contemplation of any such issuance to Licensor or any affiliate thereof.

Should the foregoing accurately reflect our agreement, please sign a copy of this letter in the space provided and return such copy to us.

                                         Sincerely,
                                         EPIGEN, INC.

                                         By: /s/ Donald C. Fresne
                                             -----------------------
                                             Donald C. Fresne
                                             Chairman of the Board
                                             Chief Executive Officer
DCF:jd


/s/ W. James Tozer, Jr.
-----------------------
W. James Tozer, Jr.